NEWS RELEASE

FOR IMMEDIATE RELEASE

                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

                ANNOUNCES RECORD FIRST QUARTER SALES REVENUE FOR
                         THE PERIOD ENDED MARCH 31, 2007

      $3.3 MILLION SALES - 1,315% INCREASE OVER THE SAME PERIOD LAST YEAR.

Concord, ON.--(BUSINESS WIRE) - May 15th, 2007. Environmental Solutions Worldwide Inc. (ESW) (OTCBB:ESWW) and (Frankfurt Stock Exchange - FWB:EOW) announced record sales for the first quarter ended March 31st, 2007.

Consolidated sales for the first quarter ended March 31, 2007 increased 1,315 % to $3,326,845, from $235,143, over the prior period. Net loss shrunk to $384,915 or $0.01 per share versus $1,372,211 or $0.02 per share for the prior period. On a cash basis the company had net income of $854,773. It is important to note that a non cash stock based expense of $776,271 contributed to the net loss this quarter. Companies must expense the fair value cost of option grants according to Statement of Financial Accounting Standards 123R (stock based compensation) in the period they vest.

RESULTS SHOWING THE STRONGEST QUARTERLY GAINS IN REVENUE IN THE COMPANY'S HISTORY INCLUDE:

     o Q1 2007 REVENUES OF $3.3 MILLION, UP 1,315% PERCENT OVER THE SAME PERIOD LAST YEAR.

     o Q1 2007 GROSS MARGIN OF 59 PERCENT, REPRESENTING AN OVERALL INCREASE OF $2,084,524 OVER THE SAME PERIOD LAST YEAR.

     o Q1 2007 NET LOSS OF $384,915, OR $0.01 PER COMMON SHARE, DOWN FROM 1.3 MILLION FOR THE SAME PERIOD YEAR.

     o    ON A CASH BASIS THE COMPANY HAD NET INCOME OF $854,773 FOR Q1 2007

     o    Q1 2007 CASH BALANCE OF $1.7 MILLION

Additional financial information for the Company's first quarter can be found in the Company's Form 10-QSB filed with the Securities and Exchange Commission.

David J. Johnson, ESW's President and CEO commented, "We believe that ESW is on track to continue achieving record sales for fiscal 2007 with current orders slated for delivery in excess of $5.7 million. With these orders, 2007 annual sales will amount to a minimum of $9 million, not including other potential opportunities currently in process."

"I am very pleased with our quarterly sales revenues. We are off to a dynamic first quarter and plan to exceed sales expectations for the upcoming year. ESW has achieved record first quarter sales with net income of $854,000 on a cash basis." Mr. Johnson further remarked, "We will continue to pursue multiple growth opportunities in both domestic and international markets, as we build upon the company's infrastructure with our growing and diversified management, engineering and sales teams. We are on track to deliver or surpass our 2007 sales expectation of $9 million through the execution of our business plan."



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A SUMMARY OF RECENTLY ANNOUNCED BUSINESS HIGHLIGHTS INCLUDE:

     o    FEBRUARY 8, 2007 - FORMER CHAIRMAN OF CALIFORNIA AIR RESOURCES BOARD
          (CARB) JOINS ESW BOARD OF DIRECTORS

     o FEBRUARY 21, 2007 - RECAT INC. SIGNS DISTRIBUTION AGREEMENT FOR ESW'S OFF-ROAD CATALYSTS IN CALIFORNIA MARKET

     o MARCH 15, 2007 - COMPANY'S COMMON STOCK TO COMMENCE TRADING ON THE FRANKFURT STOCK EXCHANGE

     o MARCH 21, 2007 - COMPANY RECEIVES $7.4M ORDER FOR SCAT-IR-SHIELD(TM) EXHAUST SHIELDING SYSTEM FOR U.S. MARINE LAV'S

     o MARCH 23, 2007 - COMPANY SECURES REVOLVING BANK LINE FROM ROYAL BANK OF CANADA (RBC)

     o MAY 5, 2007 - COMPANY'S PARTICULATE REACTOR(TM) REINSTATED BY CARB AS A VERIFIED STANDALONE LEVEL II

     o MAY 9, 2007 - ESW CATALYST AWARDED $250,000 GRANT FOR XTRM CAT(TM) LOCOMOTIVE & MARINE CATALYST

Additionally, a letter to Shareholders will be posted to the Investor Section of the corporate website.

As part of our continued effort to improve communication with our shareholders and the public, ESW plans to provide this letter on a quarterly basis.

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of environmental and support technologies. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB recognized emissions testing and verification laboratory. For updated information, please visit the Company's Web site at: www.cleanerfuture.com

SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com


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DEAR SHAREHOLDER:

As part of our continued effort to improve communication with our shareholders and the public, I plan to provide quarterly letters to be published along with our quarterly financial report and post this information on our corporate website in our investor section.

It is very exciting to be leading our management team through the transition from a research and development company into a diversified operating company with what I believe is a very bright future. I believe that the first quarter of 2007 has demonstrated this transition and the remainder of 2007 shows excellent promise with in excess of an additional $5.7 million of further booked sales slated for delivery. With these orders, 2007 annual sales will amount to a minimum of $9 million, not including other potential opportunities currently in process.

FIRST QUARTER 2007 RESULTS

Revenues for the first quarter 2007 were $3,326,845 compared to the $235,143 for the first quarter of 2006, constituting a 1315% increase over the same period last year. The Company reported a net loss of $384,915 in the first quarter of 2007 compared with the loss of $1,372,211 in the first quarter of 2006. It is important to note that on a cash basis, the company had net income of $854,773. A non cash stock based expense of $776,271 contributed to the net loss this most recent quarter as we were required to expense the fair value cost of option grants according to accounting rule FAS123R (stock based compensation) in the period they vest.

While our first quarter results demonstrated significantly improved financial performance over 2006, I believe this is just the beginning. Our highly motivated management team has being given its mandate and will continue to drive for customer satisfaction and business diversification to deliver on our 2007 business plan along with solid performance to our shareholders. I am very pleased with our revenue and gross margin performance to start the year, and look forward to executing on the opportunities in front of us.

Yours Very Truly,


David J. Johnson
President - CEO
Environmental Solutions Worldwide Inc

SAFE HARBOR
Any forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act") including such words preceding discussion such as "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements.